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                                                                    EXHIBIT 99.1

CONTACTS:

  CUBIST PHARMACEUTICALS, INC.                 NOONAN/RUSSO COMMUNICATIONS
  SCOTT M. ROCKLAGE, PH.D.                     RENEE CONNOLLY (MEDIA)
  CHAIRMAN, PRESIDENT & CEO                    (212) 696-4455 X227
  (617) 576-4150                               RENEE@NOONANRUSSO.COM
  SROCKLAGE@CUBIST.COM

                CUBIST PHARMACEUTICALS, INC. ANNOUNCES PRICING OF
                        SHARES FOR PUBLIC STOCK OFFERING

CAMBRIDGE, MA, APRIL 6, 2000 - Cubist Pharmaceuticals, Inc. (Nasdaq:CBST) today announced that its public offering of 2,500,000 shares of Common Stock was priced at $33.00 per share.

The company has also granted the underwriters an option to purchase up to an additional 375,000 shares to cover over-allotments, if any.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus may be obtained from FleetBoston Robertson Stephens at 555 California St., San Francisco, CA 94104, (415) 781-9700.

FleetBoston Robertson Stephens served as lead managing underwriter and Pacific Growth Equities, Inc., Chase H&Q, ING Barings and Lazard Freres & Co. LLC served as co-managing underwriters for the offering.

Cubist Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the research, development and commercialization of novel antimicrobial drugs to combat serious and life threatening bacterial and fungi infections. Cubist is evaluating the efficacy and safety of daptomycin in the EDGE-TM- (Evaluation of Daptomycin IN Gram-positive Entities) clinical trial program.



CUBIST SAFEHARBOR STATEMENT

STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (i) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (ii) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (iii) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (iv) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-32186).


      For additional information, visit the Company's Internet web site at
                              http://www.cubist.com